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                                                                     EXHIBIT 5.1






                               December 17, 1998




IntelliCorp, Inc.
1975 El Camino Real West
Mountain View, California  94040-2216


                       Registration Statement on Form S-8
                       ----------------------------------


Ladies and Gentlemen:

        We have acted as counsel to IntelliCorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on December 17, 1998 for the purpose of registering under the Securities Act of 1933, as amended, an additional 3,102,000 shares (the "Shares") of its $.001 par value Common Stock, 2,500,000 of which are issuable to employees, directors and consultants under the Company's 1991 Stock Option Plan (the "Option Plan"), 150,000 of which are issuable to directors under the 1991 Nonemployee Directors Stock Option Plan (the "Directors Option Plan," and together with the Option Plan, the "Plans") and 452,000 of which are issuable pursuant to Nonqualified Stock Option Agreements (the "Option Agreements") issued to employees, officers and directors of the Company.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

        (a) The Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of December 4, 1998 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;



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IntelliCorp, Inc.
December 17, 1998                                                         Page 2



        (b) The Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of the Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

        (d)   The Registration Statement;

        (e)   The Option Plan;

        (f)   The Directors Option Plan;

        (g)   The form of Option Agreement; and

        (h) A letter from ChaseMellon Shareholder Services, the Company's transfer agent, dated December 14, 1998 as to the number of shares of the Company's Common Stock that were outstanding on December 14, 1998.

        This opinion is limited to the Delaware General Corporation Law. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans or the Option Agreements is paid for each Share and that such consideration in respect of each Share includes a cash payment at least equal to the par value thereof, and (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in the applicable Plan or Option Agreement and in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of




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IntelliCorp, Inc.
December 17, 1998                                                         Page 3




any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                   Very truly yours,

                                   /s/ HELLER, EHRMAN, WHITE & MCAULIFFE